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Piper Marbury Rudnick & Wolfe LLP
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE  (410) 580-3000
FAX    (410) 580-3001




                                November 29, 2000





Prudential Small Company Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey  07102-4077

         Re:  Registration Statement on Form N-1A
              -----------------------------------

Ladies and Gentlemen:

         Please refer to our opinion letter to you of September 27, 1999, concerning certain matters of Maryland law relating to the incorporation and shares of Prudential Small Company Fund, Inc., a Maryland corporation (the "Fund"). We hereby confirm the opinion stated in that letter, as of the date thereof, and consent to your filing a copy of the same with Post-Effective Amendment No. 31 to the Fund's Registration Statement on Form N-1A, Registration No. 2-68723, pursuant to the Securities Act of 1933, as amended, and Post-Effective Amendment No. 32 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-3084 (collectively, the "Amendment"), relating to several classes of shares of common stock, $.01 par value, of the Fund.

                                   Very truly yours,


                                   /S/ Piper Marbury Rudnick & Wolfe LLP